UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2014

MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

On September 14, 2014, Mr. Deloy Miller, Executive Chairman of the Board of Directors (the “Board”) of Miller Energy Resources, Inc. (the “Company”) retired from his position. In connection with his retirement, we entered into a separation agreement (the “Miller Agreement”) with Mr. Miller, effective as of September 14, 2014. Under the Miller Agreement, we shall pay to Mr. Miller a lump sum cash payment on or before October 1, 2014 of $500,000, plus all withholding, employment or other taxes thereon. We also agreed to issue to Mr. Miller 200,000 shares of our common stock, plus the payment of all withholding, employment or other taxes thereon. In addition, we have agreed to provide payment for Mr. Miller’s continuation of his medical benefits for a period of twenty four months following the date of the Miller Agreement. We also agreed to negotiate in good faith a consulting contract with Mr. Miller with a term of two years to provide transitional services to the Company.

The foregoing description of the terms and conditions of the Miller Agreement is qualified in its entirety by reference to the Miller Agreement itself, which is attached hereto as Exhibit 10.1.

In connection with Mr. Miller’s retirement mentioned above, and also on September 14, 2104, Mr. Scott M. Boruff resigned as our Chief Executive Officer and was appointed as Executive Chairman of the Board. In connection with his new role, owe entered into an amendment to and reinstatement, dated as of September 14, 2014 (the “Boruff Amendment”) of Mr. Boruff’s prior employment agreement, dated July 29, 2013 (this employment agreement, as reinstated and amended by the Boruff Amendment is referred to as the “Boruff Agreement” in this filing). . Pursuant to the Boruff Agreement, we will pay to Mr. Boruff an annual base salary of not less than $795,000. Mr. Boruff will also continue to be eligible to participate in any bonus policies established by the Compensation Committee of the Board for our executive officers on the same basis as he was before the change in his position.

Capitalized terms used below have the meanings set forth in the Boruff Agreement, which is attached hereto as Exhibit 10.2. The Boruff Agreement supersedes and replaces any prior written or oral employment agreements between the Company and Mr. Boruff. In addition to the compensation terms set forth above which are included in the Boruff Agreement, the Boruff Agreement contains the following material terms:

1.
The term of the Boruff Agreement is for three years, subject to earlier termination for Cause, upon death or Disability, voluntarily by Mr. Boruff, by the Company without Cause or upon a Change in Control. The Boruff Agreement automatically renews for successive three year terms unless notice is otherwise given.

2.	If the Boruff Agreement is terminated for Cause, or voluntarily by Mr. Boruff, the Company is only obligated to pay Mr. Boruff’s Base Salary accrued, but not paid, through the date of termination.

3.
If the Boruff Agreement is terminated as a result of the death or Disability of Mr. Boruff, the Company is only obligated to pay Mr. Boruff’s Base Salary accrued, but not paid, through the date of termination.

4.
If the Boruff Agreement is terminated by the Company without Cause, Mr. Boruff would receive his Base Salary paid in accordance with the Company's normal payroll practices through the remainder of the term of the Boruff Agreement. The severance payments are contingent upon the execution of a satisfactory release by Mr. Boruff in favor of the Company.

5.
If the Boruff Agreement is terminated by the Company without Cause after a Change in Control, or in the 90 days prior to a Change in Control upon the request of the acquirer, Mr. Boruff would receive, in lieu of the amount that would be otherwise payable upon a termination by the Company without Cause (immediately above), a lump sum payment of 2.00 multiplied by his annualized Base Salary. “Change in Control” is defined as the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of the Company's securities as of the date of the agreement of beneficial ownership of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding voting securities.

6.	Mr. Boruff has agreed to one year non-competition and non-solicitation restrictions after the termination of the Boruff Agreement.

7.
Mr. Boruff receives no less than four weeks of vacation time and a $1000 per month car allowance or, at the Company's discretion the use of a Company-owned vehicle. At this time, the Company has elected to provide a vehicle for his use in lieu of such allowance.

The foregoing description of the terms and conditions of the Boruff Agreement is qualified in its entirety by reference to the Boruff Agreement itself, which is attached hereto as Exhibit 10.2.

On September 14, 2014, the Board appointed Mr. Carl F. Giesler, 42, as our Chief Executive Officer and as a member of our Board of Directors. Prior to joining Miller, Mr. Giesler was Managing Director of Investments at Harbinger Group Inc. (HGI), where he had primary responsibility for its energy investments. He helped found, structure, build and served as chairman of its private E&P MLP, Compass Production Partners LP. Prior to joining HGI in October 2011, Mr. Giesler was the primary oil & gas analyst at Harbinger Capital Partners (HCP), an affiliate of HGI. Prior to joining HCP in December 2008, Mr. Giesler served as Managing Director at AIG Financial Products Corp. (AIG FP), where he led the energy team's oil & gas investing efforts. Prior to joining AIG FP in September 2007, Mr. Giesler worked eight years in Morgan Stanley’s energy investment banking group. He also served as a member of the board of directors of North American Energy Partners Inc. (NYSE: NOA) from April 2012 to May 2014. Mr. Giesler has a J.D. from Harvard Law School and a B.A. from the University of Virginia. He is also a CFA charterholder. The Board determined that, as a member of the Board, based on his education, qualifications and experience, Mr. Giesler would contribute a useful perspective on the energy industry and add useful insight that would improve the ability of the Board to react to issues the Company will face in the future.

We entered into an employment agreement with Mr. Giesler, dated as of September 14, 2014 (the “Giesler Agreement”), extending until September 13, 2017, under which Mr. Giesler will receive an annual salary of $800,000. In accepting employment with Miller, it is anticipated that Mr. Giesler will be forfeiting a substantial amount of compensation already earned, but not yet paid, by his prior employer. In recognition of that loss, the Company agreed to award Mr. Giesler an inducement bonus upon the effectiveness of the Giesler Agreement including 1,000,000 in cash, 600,000 restriucted shares of the Company’s common stock and an option to purchase 1,500,000 shares of our common stock. The option would vest over three years, as follows: 500,000 shares would vesting immediately upon the effectiveness of the Giesler Agreement, another 500,000 shares will vest on September 14, 2015 and a final 500,000 shares will vest on September 14, 2106. The option’s strike price is $4.35 per share, which was the closing price of our common stock on the New York Stock Exchange on September 12, 2014, the last trading day prior to the effective date of the Giesler Agreement. Pursuant to the Giesler Agreement, Mr. Giesler is entitled to a bonus of not less than one times his annual salary for the fiscal year ending April 30, 2015 and a bonus of not less than one nor more than three times his annual salary for the remainder of the term of his agreement, such amount to be determined based on mutually agreed upon criteria fixed by Mr. Giesler and the Compensation Committee of the Board.

Capitalized terms used below have the meanings set forth in the Agreement, which is attached hereto as Exhibit 10.3. The Giesler Agreement supersedes and replaces any prior written or oral agreements between the Company and Mr. Giesler. In addition to the compensation terms set forth above which are included in the Giesler Agreement, the Giesler Agreement contains the following material terms:

1.     Although the term of the Giesler Agreement lasts until September 13, 2017, it is subject to earlier termination for Cause, upon death or Disability, voluntarily by Mr. Giesler, by Mr. Giesler for Good Reason, or upon a Change in Control. Unless we give appropriate advance written notice of non-renewal, the Giesler Agreement automatically renews at the end of its term for successive three-year periods.

2.     If the Giesler Agreement is terminated for Cause, we are only obligated to pay Mr. Giesler’s Base Salary accrued, but not paid, through the date of termination.

3.    If the Gielser Agreement is terminated voluntarily by Mr. Geisler (absent a Change in Control) without Good Reason, we shall pay to Mr. Giesler his annual base salary and provide for Insurance Coverage for a period of two months, in exchange for the execution of a Release of Claims.

4.    If the Giesler Agreement is terminated voluntarily by Mr. Giesler with Good Reason, or if there is a Change in Control, or if we terminate the Giesler Agreement without Cause or due to death or Disability, the following severance will be due:

a.	If the Agreement is terminated as a result of the death of Mr. Geisler, Mr. Geisler’s stock options shall immediately vest and be exercisable for the maximum period permitted under the Plan.

b.
If the Agreement is terminated as a result of the Disability of Mr. Giesler, Mr. Giesler’s unvested stock options shall immediately vest and all then-vested stock options shall be exercisable for a period of the greater of twenty-four months thereafter or the period specified in the grant.

c.
Except in the case of termination by reason of Mr. Giesler’s death, continuation of his base annual salary for the “Severance Period,” which consists of a period of twenty-four (24) months if his separation from employment does not occur within twelve (12) months of a Change in Control, but, in the event that his separation from employment does occur within twelve (12) months of a Change in Control, thirty-six (36) months.

d.	A cash bonus payment equal to two (2) times Mr. Giesler’s annual salary, plus annual minimum bonus.

e.	Continued insurance coverage for the Severance Period.

f.
If he resigns for Good Reason, Mr. Giesler’s unvested stock options shall immediately vest. Mr. Giesler may exercise all then vested stock options for a period commencing with the date of termination and expiring on the later of one hundred and eighty (180) days following the end of the Severance Period or the date specified in the original grant.

6.     Mr. Giesler has agreed to non-competition restrictions extending one year after the termination of the Giesler Agreement.

7.     Mr. Giesler receives no less than four weeks’ vacation time.

The foregoing description of the terms and conditions of the Giesler Agreement is qualified in its entirety by reference to the Giesler Agreement itself.

Also on September 14, 2014, Mr. A. Haag Sherman was appointed to serve as a director on the Board. His diverse business experience, including roles as a practicing attorney, accountant, registered investment advisor and businessman, brings a wealth of skills and perspective to our Board. Since 2012, Mr. Sherman has focused on his personal investments and building a company he co-founded, Bigfoot Energy Services, LLC, which with affiliates provides disposal, trucking and related services to E&P companies. In 2002, Mr. Sherman co-founded Salient Partners, L.P.,a high-growth firm specializing in innovative financial solutions. At Salient, he served in various executive capacities, including CEO and Chief Investment Officer, from its founding until 2011. From 1998 to 2002, Mr. Sherman served as Executive Vice President of The Redstone Companies, L.P., of which he was a co-founding partner. In addition to these roles, Mr. Sherman was a registered representative at PaineWebber, Inc. from 1996 to 1998, a corporate and securities attorney at Akin, Gump, Strauss,Hauer & Feld, LLP from 1992 to 1996, and a public accountant in the audit practice of PriceWaterhouse LLP from 1988 to 1989. He currently serves on the boards of four other public companies, including Hilltop Corporation (since 2012), ZaZa Energy (since 2012), Salient MLP & Energy Infrastructure (since 2011), and Salient Midstream & MLP Fund (since 2012). Mr. Sherman is the author of Shattering Orthodoxies: An Economic & Foreign Policy Blueprint for America. He received a B.B.A. in Accounting and Economics cum laude from Baylor University, and a J.D. with honors from the University of Texas School of Law, where he is currently an adjunct professor. He is a member of the State Bar of Texas and a Texas Certified Public Accountant. The Board determined that, as a member of the Board, based on his education, qualifications and experience in the oil and gas industry, Mr. Sherman’s diverse experience brings a uniquely broad viewpoint to the boardroom.

Mr. Sherman has not yet been appointed to any committees of the Board. In connection with his appointment to the Board, Mr. Sherman was awarded an option to purchase 100,000 shares of our common stock at an exercise price of $4.90, vesting in equal annual installments over three years.

In connection with the changes set forth above, in its meeting on September 14, 2014, the Board voted to modify its size to consist of seven members. In the same meeting of the Board, the position of lead director, previously held by Dr. Bob Gower, was eliminated.

Item 7.01    Regulation FD Disclosure

On September 15, 2014, the Company issued a press release relating to, among other things, the changes in management and board composition as noted in Item 5.02 above. Attached as Exhibit 99.1 is the related press release.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Separation Agreement between the Company and Mr. Miller dated September 14, 2014
10.2	Amendment and Restatement of Employment Agreement between the Company and Mr. Boruff dated September 14, 2014
10.3	Employment Agreement between the Company and Mr. Giesler dated September 14, 2014
99.1	Press release dated September 15, 2014 announcing the changes in management and board composition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2014	Miller Energy Resources, Inc.
By: /s/ Carl F. Giesler
Chief Executive Officer